                                                                   EXHIBIT 10.9

                       UNCONDITIONAL CONTINUING GUARANTY
                                (Loan Agreement)

THIS UNCONDITIONAL CONTINUING GUARANTY ("Guaranty") is made and entered into as of May 17, 1995, for the benefit of __________________________ ("Lender"), whose principal place of business is located at 4041 MacArthur Ave., Suite 401, Newport Beach, California 92660, by Ernest A. Bates, M.D., an individual ("Individual Guarantor") whose principal place of business is located at Four Embarcadero Center, Suite 3620, San Francisco, California 94111.

RECITALS

        A. Individual Guarantor is the chief executive officer of American Shared Hospital Services, a California corporation ("Guarantor"), and owns twenty-five percent (25%) or more of the outstanding shares of Guarantor's common stock.

        B. Guarantor directly or indirectly owns all of the ownership interests in American Shared-CuraCare, a California general partnership, and CuraCare, Inc., a Delaware corporation ("collectively and individually, "Borrower").

AGREEMENT

        1. Guaranty. In order to induce Lender, and in consideration thereof, to enter into that certain Loan and Security Agreement dated as of the date hereof (the "Agreement") with Borrower, Guarantor and Individual Guarantor and any future agreements with Borrower, Individual Guarantor unconditionally, absolutely and irrevocably guarantees and promises to Lender to pay, perform and discharge, any and all present and future indebtedness, liabilities and obligations (collectively "Obligations") of Borrower to Lender, including but not limited to the repayment to Lender of all sums presently due and owing and of all sums that shall in the future become due and owing from Borrower whether arising under the Agreement or otherwise.

        2. Obligations. The Obligations of Borrower include any and all loans, advances, indebtedness and other obligations owned by Borrower to Lender of every description whether now existing or hereafter arising (including those owed to others by Borrower and acquired by Lender by purchase, assignment or otherwise) and include Obligations that are: (a) direct or indirect; (b) fixed or contingent; (c) primary or as guarantor or surety; (d) liquidated or unliquidated; (e) matured or unmatured; (f) acquired by pledge, assignment, security interest or purchase; (g) secured or unsecured; (h) primary or secondary; (i) joint, several or joint and several; (j) represented by letters of credit now or hereafter issued by Lender for the benefit of or at the request of Borrower; and (k) all of Lender's expenses, included but not limited to (i) all reasonable costs or expenses, including without limitation, taxes and insurance premiums, required to be paid by Borrower under the Agreement that are paid or advanced by Lender, (ii) all filing, recording, publication and search fees paid or incurred by Lender in connection with Lender's transactions with Borrower, (iii) all costs and expenses incurred by Lender to correct any Event of Default (as defined in the Agreement) or enforce any provision of the Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale or advertising to sell any security for the Obligations, whether or not a sale is consummated, after the occurrence of an Event of Default (iv) all costs and expenses of suit incurred by Lender and enforcing or defending the Agreement or any portion thereof, and (v) all reasonable Lender's attorney's fees and expenses incurred in advising, structuring, drafting, reviewing, negotiating, amending, terminating, enforcing, defending or concerning the Agreement or any portion thereof, irrespective of whether suit is brought, and includes each Borrower's prompt, full and faithful performance, observance and discharge of each and every term, condition, agreement, representation, warranty, undertaking and provision to be performed by Borrower under the Agreement.

        3. Attorneys' Fees. Individual Guarantor agrees to pay Lender the costs and expenses of the enforcement of this Guaranty, including attorneys' fees.

        4.  Waivers.

            (a) Scope of Risk Defenses. Lender may at any time and from time to time, without notice to, or the consent of, Individual Guarantor, and without affecting or impairing the obligation of Individual Guarantor hereunder, do any of the following: (i) renew or extend any Obligations of Borrower, of its customers, of any co-guarantors (whether hereunder or under a separate instrument) or of any other party at any time directly or contingently liable for the payment of any of the Obligations; (ii) accept partial payments of the Obligations; (iii) settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the Obligations and the security therefor in any manner; (iv) consent to the transfer or sale of security, or (v) bid and purchase at any sale of any security.

            (b) Primary Obligation Defenses. Individual Guarantor waives any rights to require Lender to (i) proceed against Borrower or any other party;
(ii) proceed against or exhaust any security held from Borrower; or (iii) pursue any other remedy in Lender's power whatsoever. Individual Guarantor waives any defense based on or arising out of any defense of Borrower other than payment in full of the Obligations, including without limitation any defense based on or arising out of any disability of Borrower, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of Borrower.

            (c) Commercially Reasonable Sale and Anti-deficiency Laws. Lender may, at Lender's election, foreclose on any security held by Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy Lender may have against Borrower, or any security, without affecting or impairing in any way the liability of Individual Guarantor except to the extent the Obligations have been paid. Individual Guarantor waives any defense arising out of any such election by Lender, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Lender against Borrower or any security. In the absence of agreeing to the waivers contained in this subsection 4(c), Individual Guarantor may have the right of subrogation or reimbursement against a Borrower. For example, if Lender elects to foreclose, by nonjudicial sale, any deeds of trust securing any indebtedness of Borrower to Lender, causing Individual Guarantor to lose any such rights or create defenses to enforcement of this Guaranty, Individual Guarantor gives up any such potential defenses by agreeing to these waivers. Individual Guarantor also expressly waives any defense or benefit that may be derived from California Code of Civil Procedure Sections 580a, 580d or 726 or comparable provisions of the laws of any other state and all securityship defenses it would otherwise under California law or under the laws of any other state.

            (d) Disclosure Defenses. Individual Guarantor expressly waives all set-offs and counterclaims and waives all notices, protests and demands including, but not limited to, notice of default in payment or in the performance or observance of any of the terms, provisions, covenants or conditions contained in any agreement between Lender and any Borrower.

            (e) Borrowers' Defenses On Underlying Obligations. Individual Guarantor expressly agrees that the validity of this Guaranty and the obligations of Individual Guarantor shall not be terminated, affected or impaired by reason of the waiving, delaying, exercising or nonexercising, of any of Lender's rights against any Borrower pursuant to any of the Agreement against Individual Guarantor by reason of this Guaranty or as a result of the substitution, release, repossession, sale, disposition or destruction of any collateral securing the Obligations.

            (f) Impairment of Collateral Defenses. Individual Guarantor shall not be released or discharged, either in whole or in part, by Lender's failure or delay to perfect or continue the perfection of any security interest in any property which secures the Obligations of any Borrower or Individual Guarantor to Lender, or to protect the property covered by such security interest.

            (g) Individual Guarantor's Right to Revoke. Individual Guarantor expressly waives the right to revoke or terminate this continuing Guaranty, including any statutory right of revocation under California Civil Code Section 2815, or comparable provisions of the laws of any other state.

        5. Financial Condition of Borrower. Individual Guarantor assumes all responsibility for being and keeping informed of Borrower's financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which Individual Guarantor assumes and incurs hereunder, and agrees that Lender shall have no duty to advise Individual Guarantor of information known to it regarding such circumstances or risks.

        6. Individual Guarantor Not Entitled To Subrogation. No payment by Individual Guarantor hereunder shall entitle Individual Guarantor, by subrogation, indemnity, reimbursement, contribution or otherwise, to any payment by Borrower or to any subrogation, indemnity, reimbursement or contribution out of the property of Borrower until the Obligations have been paid in full.

        7. Recovery of Preferences. If a claim is made upon Lender at any time for repayment or recovery of any amount(s) or other value received by Lender, from any source, in payment of or on account of any of the Obligations of Borrower guaranteed hereunder and Lender repays or otherwise becomes liable for all or any part of such claim by reason of (a) any judgment, decree or order of any court or administrative body having competent jurisdiction, or (b) any settlement or compromise of any such claim, Individual Guarantor shall remain liable to Lender hereunder for the amount so repaid or for which Lender is otherwise liable to the same extent as if such amount(s) had never been received by Lender, notwithstanding any termination hereof or the termination of any agreements evidencing any of the Obligations of Borrower.

        8.      Events of Default.   The occurrence of any Event of Default
under the Agreement shall constitute an event of default under this Guaranty and upon the occurrence thereof and at Lender's election without notice or demand, Individual Guarantor's obligations hereunder shall become due, payable and enforceable against Individual Guarantor, whether or not the Obligations are then due and payable.

        9.      Binding On Successors and Assigns.    This Guaranty shall bind
Individual Guarantor's legal representatives, successors and assigns, and shall inure to the benefit of Lender's successors and assigns, including, but not limited to, any party to whom Lender may assign the Agreement or any other agreements, and Individual Guarantor hereby waives notice of any such assignment. All of Lender's rights are cumulative and not alternative.

        10.     Miscellaneous.    This Guaranty contains the entire agreement
of the parties hereto and no other oral or written agreement exists. This Guaranty may not be amended or modified except by a writing signed by Lender and Individual Guarantor. This Guaranty is a valid and subsisting legal instrument and no provision which may be deemed unenforceable shall in any way invalidate any other provision or provisions, all of which shall remain in full force and effect. No invalidity, irregularity or unenforceability of all or any part of the Obligations guaranteed nor any other circumstance which might be a legal defense of a guarantor shall affect, impair, or be a defense to this Guaranty. Each of the persons who has signed this or any other Guaranty has unconditionally delivered it to Lender, and the failure to sign this or any other Guaranty by any other person shall not discharge the liability of any signer. The unconditional liability of the signer applies whether the signer is jointly and severally liable for the entire amount of the debt, or for only a pro-rata portion.

        11.     Choice of Law and Forum.   THIS GUARANTY SHALL IN ALL RESPECTS
BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE AND INDIVIDUAL GUARANTOR AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE AND/OR FEDERAL COURTS IN THE STATE OF CALIFORNIA.


INDIVIDUAL GUARANTOR:


/s/ ERNEST A. BATES
--------------------
ERNEST A. BATES, M.D.